UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

On March 3, 2021, Tenneco Inc. (the “Company” or “Tenneco”) issued a press release announcing its intention to offer, subject to market and other customary conditions, $800 million aggregate principal amount of senior secured notes due 2029 in an unregistered offering exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 3, 2021, Tenneco issued a press release announcing the pricing of $800 million aggregate principal amount of 5.125% Senior Secured Notes due 2029 (the “2029 Notes”). The 2029 Notes will be the Company’s senior secured obligations and will be guaranteed, on a senior secured basis, by each of Tenneco’s subsidiaries that guarantee its credit facility and outstanding notes. The closing of the sale of the 2029 Notes is scheduled for March 17, 2021, subject to customary closing conditions. A copy of the press release is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, on March 3, 2021, Tenneco issued a press release announcing its intention to redeem €350,000,000 aggregate principal amount outstanding of its 5.000% Senior Secured Notes due 2024 (the “2024 Notes”) and €300,000,000 aggregate principal amount outstanding of its Floating Rate Senior Secured Notes due 2024 (the “2024 FR Notes”) on April 2, 2021 (the “redemption date”). The redemption price for the 2024 Notes will be equal to 102.500% of the principal amount thereof, plus accrued and unpaid interest on the 2024 Notes to, but excluding, the redemption date, for a total payment to holders of €1,035.6944 per €1,000 principal amount of 2024 Notes. The redemption price for the 2024 FR Notes will be equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest on the 2024 FR Notes to, but excluding, the redemption date, for a total payment to holders of €1,010.4271 per €1,000 principal amount of 2024 FR Notes. The Company intends to fund the redemption of the 2024 Notes and the 2024 FR Notes with proceeds from the offering of the 2029 Notes, together with cash on hand. Tenneco’s obligation to redeem the 2024 Notes and the 2024 FR Notes is subject to the completion of the closing of the 2029 Notes offering. A copy of the press release is furnished hereto as Exhibit 99.3 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued March 3, 2021 announcing intention to offer 2029 Notes.

99.2	Press release issued March 3, 2021 announcing pricing of 2029 Notes.

99.3	Press release issued March 3, 2021 announcing redemption of 2024 Notes and 2024 FR Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: March 3, 2021	By:	/s/ Thomas J. Sabatino, Jr.
Thomas J. Sabatino, Jr.
Executive Vice President, General Counsel and Corporate Secretary